Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED PLAIN ENGLISH

GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement (this “Amendment”) is made and entered into as of December 11, 2013, by and between AGRI-ENERGY, LLC, a Minnesota limited liability company (“Agri-Energy” or “You”), GEVO, INC., a Delaware corporation (“Gevo”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“TriplePoint” or “Us”; together with Agri-Energy, collectively, the “Parties”).

RECITALS

A. Agri-Energy and TriplePoint have entered into that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of October 20, 2011, as amended by that certain First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement and Forbearance Agreement dated as of June 29, 2012 (including all annexes, exhibits and schedules thereto, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”), pursuant to which TriplePoint has provided loans and other financial accommodations to or for the benefit of Agri-Energy upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B. Agri-Energy has requested that TriplePoint amend the Loan Agreement to provide for the issuance of the 2013 Convertible Notes (as defined below) by Gevo, and TriplePoint is willing to do so subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Ratification and Incorporation of Loan Agreement and Other Loan Documents; Additional Acknowledgements. Except as expressly modified under this Amendment, (a) Agri-Energy hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its respective obligations under, the Loan Agreement and the other Loan Documents and (b) all of the terms and conditions set forth in the Loan Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Agri-Energy represents that as of the date hereof, it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Secured Obligations. Agri-Energy hereby reaffirms the granting of all Liens previously granted pursuant to the Loan Documents to secure all Advances.

2. Consent to Issuance of the 2013 Convertible Notes and 2013 Warrants; Equity Issuance; Waiver of Notice. Notwithstanding any term or provision in the Loan Agreement, the Security Agreement, any Warrant Agreement, or any other Loan Document to the contrary, TriplePoint (a) consents, effective upon the Second Amendment Closing Date, to the issuance of the 2013 Convertible Notes, the execution and delivery of the 2013 Convertible Note Documents, and the incurrence of the 2013 Convertible Note Indebtedness so long as (i) the initial issuance of the 2013 Convertible Notes shall have been consummated on or before December 31, 2013, and (ii) such 2013 Convertible Notes are on terms and conditions consistent in all material respects with the terms and conditions specified on Annex A attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint, (b) confirms that it has received notice that Gevo intends to conduct (i) an offering of its common stock, par value $0.01 per share, in a firm commitment underwritten public offering and (ii) offerings of the 2013 Warrants (as defined below) entitling the holders thereof to purchase shares of Gevo’s common stock (collectively, the “Equity Offerings”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-187893) (the “Registration Statement”), (c) acknowledges receipt of notice of the Registration Statement and the Equity Offerings to the extent such notice is required pursuant to any Warrant, including Section 8 thereof, (d) waives any notice or other provision of any Warrant, including Section 8 thereof, which may be breached or any other default which may occur as a result of the above, (e) so long as Gevo shall receive proceeds of at least $15,000,000 in Cash (net of underwriting fees and other fees, costs and expenses paid in connection with the issuance of new equity, 2013 Warrants, and 2013 Convertible Notes and the other transactions to be consummated on or about the date of this Amendment) as a result of the issuance of any combination of new equity, 2013 Warrants, and/or 2013 Convertible Notes, which 2013 Convertible Notes, if issued, shall be on terms and conditions consistent in all material respects with the terms and conditions specified on Annex A attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint, and which 2013 Warrants, if issued, shall be on terms and conditions consistent in all material respects with the terms and conditions specified on Annex B attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint, consents to the making of any Permitted Exchange substantially concurrently with the issuance of any 2013 Convertible Notes, and (f) consents, effective upon the Second Amendment Closing Date, to the offering and issuance of the 2013 Warrants, the execution and delivery of the 2013 Warrant Documents (as defined below), and the incurrence of the Indebtedness under the 2013 Warrants so long as (i) the initial issuance of the 2013 Warrants shall have been consummated on or before December 31, 2013, and (ii) such 2013 Warrants are on terms and conditions consistent in all material respects with the terms and conditions specified on Annex B attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint.

3. Contingent Amendments. On the first date on which (a) Gevo shall have received net proceeds of at least $15,000,000 in Cash (net of underwriting fees and other fees, costs and expenses paid in connection with the issuance of new equity, 2013 Warrants, and 2013 Convertible Notes and the other transactions to be consummated on or about the date of this Amendment) as a result of the issuance of any combination of new equity, 2013 Warrants and/or 2013 Convertible Notes, which 2013 Convertible Notes, if issued, are on terms and conditions consistent in all material respects with the terms and conditions specified on Annex A attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint, and which 2013 Warrants, if issued, shall be on terms and conditions consistent in all material respects with the terms and conditions specified on Annex B attached hereto or as modified so long as such modifications are not adverse in any respect to TriplePoint, and (b) Agri-Energy shall have prepaid all remaining outstanding Secured Obligations owed pursuant to Promissory Note 0647-GC-01-01 dated September 22, 2010, executed by Agri-Energy in favor of TriplePoint (the “Note Payoff”), including all accrued and unpaid interest in respect thereof calculated as of the date of such prepayment (other than (y) the End of Term Payment and (z) any prepayment premium) (the date on which the conditions specified in clauses (a) and (b) of this Section 3 shall each have been satisfied, the “Modification Date”), the following amendments and modifications to the Loan Agreement and Promissory Notes and Warrant Agreements issued thereunder shall concurrently, immediately and automatically (without the need for further action by any Person) become effective:

(i) the End of Term Payment with respect to Promissory Note 0647-GC-01-01 shall be payable in 12 equal monthly installments commencing on January 1, 2014, and ending on December 1, 2014, instead of being payable on the date on which the remaining portion of such Promissory Note is being prepaid or, in the case of the prepayment premium with respect to Promissory Note 0647-GC-01-01, such prepayment premium is being waived,

(ii) the amendments attached as Annex C hereto to each of the following warrants shall become effective and the exercise price in each such amendment shall be completed to be the closing price of Gevo’s common stock as of the close of the market on the trading date immediately prior to the date that is the 2013 Issuance Closing Date (as defined below): (A) that certain Plain English Warrant Agreement (Number 0647-W-01) dated as of August 5, 2010, between Gevo and TriplePoint, (B) that certain Plain English Warrant Agreement (Number 0647-W-02) dated as of August 5, 2010, between Gevo and TriplePoint and (C) that certain Plain English Warrant Agreement (Number 0647-W-03) dated as of October 20, 2011, between Gevo and TriplePoint (collectively, the “Warrant Agreements”),

(iii) no prepayment premium shall be payable with respect to Promissory Note 0647-GC-01-01,

(iv) no prepayment premium shall be payable with respect to any prepayment (whether in full or in part) of Promissory Note 0647-GC-03-01 or Promissory Note 0647-GC-03-02,

(v) during the period commencing on the Modification Date and continuing through and including December 31, 2014 (the “Restructure Period”), (A) Agri-Energy shall only be required to make interest payments (and, for the avoidance of doubt, shall not be required to make amortization payments) and (B) the interest rate applicable to the Secured Obligations shall be increased to thirteen percent (13%) per annum during the Restructure Period and, from and after December 31, 2014, the interest rate shall automatically return to the originally applicable rate of 11% so long as no Event of Default shall be continuing on December 31, 2014, and

(vi) during the period beginning January 1, 2015, and continuing through and including the final monthly installment due under any Promissory Note pursuant to the terms of Section 9 of the Loan Agreement (in each case, the “Payment Period”), each monthly payment due and payable under the terms of the Loan Documents shall be adjusted to be an amount equal to 50% of the fully amortizing amount of principal and interest otherwise due and payable for such month (in each case determined after giving effect to the other provisions of this Section 3) during such Payment Period, applied first to outstanding accrued interest and then to principal, and the remaining 50% portion of such required payments of principal and interest for such month shall continue to accrue and, to the extent not otherwise previously paid during such Payment Period, shall be due and payable at the time of the final monthly installment.

4. Amendments to Loan Agreement. Agri-Energy and TriplePoint hereby agree, effective upon and subject to, (i) with respect to Sections 4(a), (b), (p), (q) and (r) below, and, for purposes of Sections 2 and 3 of this Amendment only, Sections 4(i), (j), (k), (l) and (o) below, the satisfaction of each of the conditions to effectiveness set forth in Section 5 below, and (ii) with respect to Sections 4(c) through (o), concurrently with the occurrence of the 2013 Issuance Closing Date so long as such date shall occur on or before December 31, 2013, as follows:

(a) Section 8 of the Loan Agreement is hereby amended by (i) deleting the text “Exhibit C” after the reference to “All commercial tort claims, if any, as listed on” and replacing it with the text “Schedule 16” and (ii) amending and restating subsection (ii) in its entirety as follows: “(ii) any intent-to-use trademark applications unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that Your interests in such trademarks are no longer on an “intent-to-use” basis, at which time such trademarks shall automatically and without further action by the parties be subject to the security interest granted by You to Us hereunder;”.

(b) The subsection titled “Additional Documents and Assurances” contained in Section 12 of the Loan Agreement is hereby amended by adding the following new sentence at the end thereof as follows:

Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, You shall only be required to make filings at the United States Patent and Trademark Office or United States Copyright Office that are necessary to perfect Our security interest in and to Collateral that is Intellectual Property and You shall not be required to take perfection steps, or make filings, in jurisdictions outside of the United States in order to create or perfect Our security interest with respect to Collateral that is Intellectual Property.

(c) The subsection titled “Prepayment of Secured Obligations” contained in Section 12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Payments under Convertible Notes. No coupon make-whole payment shall be made in cash under the 2012 Convertible Note Documents or the 2013 Convertible Note Documents prior to payment in full (other than unasserted contingent indemnification Secured Obligations) of all remaining outstanding Secured Obligations, including (i) all accrued and unpaid interest calculated as of the date of such prepayment and (ii) the End of Term Payment; provided, however, that, anything contained herein to the contrary notwithstanding, the foregoing shall not apply to any coupon make-whole payments made by the issuance of Stock of Parent or any Permitted Conversion.

(d) The subsection titled “Dividends and Distributions” contained in Section 12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Dividends and Distributions. You will not, without Our prior written consent, declare or pay any Cash dividend or make a Cash distribution on, or repurchase or redeem, any class of Your Stock; except, that at any time: (a) You or any of Your Subsidiaries may, or may make distributions so that You may, pay the purchase price necessary to consummate the Agri-Energy Acquisitions in accordance with the agreements evidencing the Agri-Energy Acquisitions, including (i) any working capital adjustments, or (ii) any payment required to be made after the Closing Date, as set forth in the Acquisition Agreement and You agree to use the proceeds of such dividends or distributions solely for such purpose; (b)(i) You or Your Subsidiaries may, and may make distributions to Parents for the purpose of allowing Parents to make distributions to Your current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions or repurchases of Stock of You or any of the Parents held by such Persons, pursuant to employee repurchase plans upon an employee’s death or termination of employment and (ii) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, You or Your Subsidiaries may, and may make distributions to Parents for the sole purpose of allowing Parents to, and Parents shall use the proceeds thereof solely to, make distributions to current or former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of You, solely in the form of forgiveness of Indebtedness of such Persons owing to You or any of the Parents on account of redemptions or repurchases of the Stock of You or any of the Parents held by such Persons up to an aggregate amount of $100,000 in any given calendar year; (c) You and Your Subsidiaries may make distributions to any of the Parents for the sole purpose of allowing such Parent to (i) pay federal, state and local income taxes and franchise taxes solely arising out of the consolidated operations of You and Your Subsidiaries, after taking into account all available credits and deductions (provided that neither You nor any of Your Subsidiaries shall make any distribution to any of the Parents in any amount greater than the share of such taxes arising out of Your consolidated net income), and (ii) pay other reasonable administrative and maintenance costs and expenses arising solely out of the consolidated operations (including maintenance of existence) of Parents, You and Your Subsidiaries and reasonable out of pocket costs and expenses (including, without limitation, the allocable portion of such Parent’s compensation costs for employees of such Parent during the actual time spent by such employees providing services to You); (d) You and Your Subsidiaries may make dividends or distributions, directly or indirectly, to any Parent for the purpose of allowing Gevo, Inc. to purchase or pay Cash in lieu of fractional shares of common Stock arising out of the conversion of convertible securities (including the Convertible Notes (or any Refinancing Indebtedness in respect thereof) or Permitted Conversions) or the exercise of any 2013 Warrant or any other warrants; and (e) You and Your Subsidiaries may make dividends or distributions, directly or indirectly, to any Parent for the purpose of allowing Gevo, Inc. to (i) pay (y) regularly scheduled interest when due and owing on the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof), and/or (z) accrued interest that is due and payable in connection with any Permitted Exchange, in each case, together with fees, costs and expenses from time to time due in connection with the Convertible Note Indebtedness (or any Refinancing Indebtedness or Permitted Exchange in respect thereof), (ii) make Permitted Conversions, (iii) make Permitted Exchanges, and (iv) make payments to the indenture trustee in respect of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and to reimburse it for reasonable fees, costs and expenses incurred by it and disbursements and advances made by it in such capacity; provided, however, that at any time on or after the date that the Retrofit is completed, and You are producing commercial scale isobutanol and so long as (y) Opco’s Net Worth is greater than or equal to $10,000,000 and (z) no Event of Default has occurred and is continuing, You may declare or pay any dividend or make a distribution on, or repurchase or redeem, any class of Your Stock without limitation.

(e) The final two sentences in the subsection titled “Deposit and Investment Accounts” contained in Section 12 of the Loan Agreement are hereby amended and restated as follows:

We agree that We will not give the instructions referenced in the immediately preceding sentence or withhold any withdrawal rights from You, unless (x) a Default has occurred and is continuing as a result of Your failure to comply with the covenant titled “Mergers or Acquisition” in Section 12 of the Loan Agreement, (y) a Material Adverse Effect has occurred and is continuing, or (z) an Event of Default has occurred and is continuing. We also agree to rescind instructions and any requests to withhold Your withdrawal rights mentioned in the foregoing sentences if: (a) the Default, Event of Default or Material

Adverse Effect upon which the instructions or request to withhold Your withdrawal rights was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Default (solely as a result of Parent’s failure to comply with Section 5.8 of that certain Plain English Security Agreement, dated as of September 22, 2010, by and between Gevo, Inc. and TriplePoint (as amended, restated, supplemented or otherwise modified from time to time)), Event of Default or Material Adverse Effect has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered.

(f) The subsection titled “Convertible Notes” contained in Section 14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Convertible Notes and 2013 Warrants. The making of any cash payment by Gevo, Inc. of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) or on account of any Indebtedness with respect to the 2013 Warrants other than (a) regularly scheduled interest payments, together with any fees, costs and expenses from time to time owing on the 2012 Convertible Notes or the 2013 Convertible Notes (or any Refinancing Indebtedness in respect thereof), (b) Permitted Conversions, (c) payments to the indenture trustee with respect to the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and the reimbursement of reasonable fees, costs, and expenses incurred by it and disbursements and advances made by it in such capacity, (d) payments of the Convertible Note Indebtedness with proceeds of any Refinancing Indebtedness, (e) Permitted Exchanges and payments in connection therewith to the extent not prohibited by the definition of Permitted Exchange, and (f) the making of cash payments in lieu of issuing fractional shares in connection with any issuance of Stock resulting from the exercise of the 2013 Warrants.

(g) The subsection titled “Material Adverse Effect” contained in Section 14 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Material Adverse Effect. Any event or circumstance occurs that would reasonably be expected to have a Material Adverse Effect, which event or circumstance continues for more than ten (10) Business Days after We have given You notice of such Material Adverse Effect, such ten (10) Business Day notice period to expire immediately in the event that (a) the Chief Executive Officer of You or Gevo has resigned, (b) the board of directors of You or Gevo has resigned, or (c) the balance on deposit in deposit accounts and deposits or investments in securities accounts of You and Gevo (aggregated together on a combined basis for all such deposit accounts and securities accounts of Gevo and/or You) is less than $1,000,000 in the aggregate.

(h) Section 18 of the Loan Agreement is hereby amended by adding the following new subsection at the end thereof as follows:

Additional Notices. Promptly and in any event within three (3) Business Days after the receipt by You or Gevo, Inc. of any notice from any holder of any 2013 Warrant that such holder is exercising its right to require Gevo, Inc. or any successor entity to purchase such 2013 Warrant pursuant to its terms.

(i) The definition of “Convertible Notes” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Convertible Notes” means, as the case may be, (a) the 2012 Convertible Notes and/or (b) the 2013 Convertible Notes.

(j) The definition of “Convertible Note Documents” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Convertible Note Documents” means, as the case may be, (a) the 2012 Convertible Note Documents and/or (b) the 2013 Convertible Note Documents.

(k) The definition of “Convertible Note Indenture” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Convertible Note Indenture” means, as the case may be, (a) the 2012 Convertible Note Indenture and/or (b) the 2013 Convertible Note Indenture.

(l) The definition of “Convertible Note Indebtedness” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Convertible Note Indebtedness” means (a) the Indebtedness incurred by Gevo, Inc. under the 2012 Convertible Note Documents in an aggregate principal amount not to exceed $75,000,000 and (b) the Indebtedness incurred by Gevo, Inc. under the 2013 Convertible Note Documents in an aggregate principal amount not to exceed $45,000,000.

(m) The definition of “Permitted Conversion” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety, and reordered in its appropriate alphabetical position, as follows:

“Permitted Conversion” means, with respect to the Convertible Note Indebtedness or any amounts payable under the terms of any 2012 Convertible Note Documents or 2013 Convertible Note Documents (including any coupon make whole payment) (or any Refinancing Indebtedness in respect thereof), the (a) the conversion of all or any portion of such Indebtedness or such amounts payable under the terms of any 2012 Convertible Note Documents or 2013 Convertible Note Documents or Refinancing Indebtedness documents (including any coupon make whole payment) into common Stock of Parent in accordance with the terms of the documents governing the 2012 Convertible Notes or the 2013 Convertible Notes or Refinancing Indebtedness and (b) the making of cash payments in lieu of issuing fractional shares in connection with any conversion described in clause (a) above.

(n) The definition of “Trustee” contained in Section 21 of the Loan Agreement is hereby amended and restated in its entirety, and reordered in its appropriate alphabetical position, as follows:

“Trustee” means (a) with respect to the 2012 Convertible Notes, Wells Fargo Bank, National Association, in the capacity as the “Trustee” (as such term is defined in the 2012 Convertible Note Indenture) and any other Person acting in similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof and (b) with respect to the 2013 Convertible Notes, Wells Fargo Bank, National Association, in the capacity as the “Trustee” (as such term is defined in the 2013 Convertible Note Indenture) and any other Person acting in similar capacity under any amendment, restatement, supplement, replacement or refinancing thereof.

(o) Section 21 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“2012 Convertible Notes” means the convertible promissory notes issued by Gevo, Inc. from time to time pursuant to the 2012 Convertible Note Indenture, as amended, restated, replaced, extended, refinanced, or otherwise modified from time to time.

“2012 Convertible Note Documents” means the 2012 Convertible Note Indenture, the 2012 Convertible Notes, and all other documents, instruments and agreements evidencing or governing the 2012 Convertible Notes or providing for any other right in respect thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the 2012 Convertible Note Indenture.

“2012 Convertible Note Indenture” means the Indenture, dated as of July 2012, governing the 2012 Convertible Notes, by and among Gevo, Inc., as Issuer, and the Trustee, as such is amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time in accordance with the terms thereof, and as permitted by this Agreement.

“2013 Convertible Notes” means the convertible promissory notes issued by Gevo, Inc. from time to time pursuant to the 2013 Convertible Note Indenture, as amended, restated, replaced, extended, refinanced or otherwise modified from time to time.

“2013 Convertible Notes Closing Date” means the first date on which a 2013 Convertible Note is issued.

“2013 Convertible Note Documents” means the 2013 Convertible Note Indenture, the 2013 Convertible Notes, and all other documents, instruments and agreements evidencing or governing the 2013 Convertible Notes or providing for any other right in respect thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the 2013 Convertible Note Indenture.

“2013 Convertible Note Indenture” means the Indenture, dated as of December 2013, governing the 2013 Convertible Notes, by and among Gevo, Inc., as Issuer, and the Trustee, as such is amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time in accordance with the terms thereof, and as permitted by this Agreement.

“2013 Issuance Closing Date” means the first date on which either a 2013 Convertible Note is issued or a 2013 Warrant is issued.

“2013 Warrants” means the warrants issued by Gevo, Inc. from time to time pursuant to any of the 2013 Warrant Agreements.

“2013 Warrant Agreements” means (a) the 2013 Senior Note Unit Warrant Agreement by and between Gevo, Inc. and American Stock Transfer & Trust Company, LLC, as amended, restated, replaced, extended, refinanced or otherwise modified from time to time and (b) the 2013 Common Stock Unit Warrant Agreement by and between Gevo, Inc. and American Stock Transfer & Trust Company, LLC, as amended, restated, replaced, extended, refinanced or otherwise modified from time to time.

“2013 Warrant Documents” means the 2013 Warrant Agreements, the 2013 Warrants and all other documents, instruments and agreements evidencing or governing the 2013 Warrants or providing for any other right in respect thereof, each as amended, modified, supplemented or restated from time to time in accordance with the terms of the 2013 Warrant Agreements.

“Permitted Exchange” means any (a) exchange of (i) any Convertible Note Indebtedness under the 2012 Convertible Note Documents for any Convertible Note Indebtedness under the 2013 Convertible Note Documents, and/or (ii) any Convertible Note Indebtedness for any Refinancing Indebtedness; provided, however, that in order to constitute a Permitted Exchange under this clause (a), such exchange (y) must be an exchange of Indebtedness for Indebtedness and (z) shall not involve the payment of cash by Gevo, Inc. in order to consummate such exchange, other than the payment of fees, costs, expenses, and accrued interest payable in connection with such transaction (limited, as to interest, to that accrued with respect to the existing Indebtedness being exchanged), and/or (b) substantially concurrent (i) issuance of any Convertible Note Indebtedness or any Refinancing Indebtedness, (ii) repurchase or acquisition by Gevo, Inc. of any Convertible Note Indebtedness or Refinancing Indebtedness with all or any portion of proceeds of the issuance described in clause (b)(i) of this definition, and (iii) cancellation of the Indebtedness repurchased or acquired pursuant to clause (b)(ii); provided, however, that in order to constitute a “Permitted Exchange” under this clause (b), Gevo, Inc. shall not be permitted to make cash payments in order to consummate such transaction other than payment of the consideration (which consideration payable in connection with such repurchase or acquisition shall not be permitted to exceed the amount of the issuance described in clause (b)(i) above) payable in connection with the repurchase or acquisition described in clause (b)(i) above and the payment of fees, costs, expenses, and accrued interest payable in connection with such transaction (limited, as to interest, to that accrued with respect to the existing Indebtedness being repurchased/acquired).

(p) Section 21 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of December 11, 2013, by and between You and Us.

“Second Amendment Closing Date” means the date on which all of the conditions set forth in Section 6 of the Second Amendment have been satisfied.

(q) Schedule 16 titled “COMMERCIAL TORT CLAIMS” and attached as Annex D hereto is hereby added to the Loan Agreement and shall include all of Your commercial tort claims as of the Second Amendment Closing Date.

(r) Schedules 7, 9 and 14 to the Loan Agreement. Schedules 7, 9 and 14 to the Loan Agreement are hereby amended and restated by new Schedules 7, 9 and 14 attached as Annex E hereto.

5. Representations and Warranties. Agri-Energy hereby represents and warrants to TriplePoint that each of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Amendment.

6. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

(a) receipt by TriplePoint of (i) this Amendment as executed by Agri-Energy, Gevo and TriplePoint, and (ii) Schedule 16 to the Loan Agreement and updated versions of Schedules 7, 9 and 14 to the Loan Agreement, which schedules shall be updated as of the Second Amendment Closing Date;

(b) receipt by TriplePoint of the Reaffirmation and Consent of Guarantor as executed by Gevo in form and substance acceptable to TriplePoint;

(c) receipt by TriplePoint of the Fourth Amendment to Plain English Security Agreement duly executed by Gevo and TriplePoint;

(d) receipt by TriplePoint of the Plain English Intellectual Property Security Agreement executed by Gevo;

(e) receipt by TriplePoint of the First Amendment to Plain English Warrant Agreement, in escrow pending the 2013 Issuance Closing Date, duly executed by Gevo and TriplePoint pertaining to Warrant Number 0647-W-01, but not to be finalized as to the revised Exercise Price until the 2013 Issuance Closing Date;

(f) receipt by TriplePoint of the First Amendment to Plain English Warrant Agreement, in escrow pending the 2013 Issuance Closing Date, duly executed by Gevo and TriplePoint pertaining to Warrant Number 0647-W-02, but not to be finalized as to the revised Exercise Price until the 2013 Issuance Closing Date;

(g) receipt by TriplePoint of the First Amendment to Plain English Warrant Agreement, in escrow pending the 2013 Issuance Closing Date, duly executed by Gevo and TriplePoint pertaining to Warrant Number 0647-W-03, but not to be finalized as to the revised Exercise Price until the 2013 Issuance Closing Date;

(h) receipt by TriplePoint of the officer’s certificate signed by Agri-Energy’s chief financial officer, together with copies of resolutions of the Board of Governors of Agri-Energy or other authorizing documents, in form and substance reasonably satisfactory to TriplePoint and its counsel, authorizing the execution and delivery of this Amendment and any related agreements;

(i) receipt by TriplePoint of the officer’s certificate signed by Gevo’s chief executive officer, together with copies of resolutions of the board of directors of Gevo or other authorizing documents, in form and substance reasonably satisfactory to TriplePoint and its counsel, authorizing the execution and delivery of the documents referenced in clauses (b), (c), (d), (e), (f) and (g) of this Section 6 and any related agreements; and

(j) the absence of any Defaults or Events of Default as of the date hereof.

7. Additional Negative Covenant. Agri-Energy shall not make any material changes to its executive or employee compensation or benefit plans in existence as of the date hereof including, but not limited to, any compensation schedules or severance packages, on or prior to January 1, 2015, without the approval of its board of directors.

8. Amendment to Notes. If any provision of this Amendment relates to a provision appearing in any Promissory Note, then the parallel provision in such Promissory Note shall be deemed to be amended on the same terms as this Amendment.

9. Entire Agreement. This Amendment, together with the Loan Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

10. Recitals. The recitals to this Amendment shall constitute a part of the agreement of the parties hereto.

11. Applicable Law. This Amendment has been made, executed and delivered in the State of California and will be governed and construed for all purposes in accordance with the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12. Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Amendment may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Amendment, each Party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment.

13. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

14. Signatures. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

15. Costs and Expenses. Agri-Energy reaffirms its obligations to pay, in accordance with the terms of Section 20 of the Loan Agreement, all reasonable costs and expenses of TriplePoint in connection with the preparation, negotiation, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith.

16. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

17. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

18. Release. In consideration of the benefits provided to each of Agri-Energy and Gevo under this Amendment, each of Agri-Energy and Gevo hereby agrees as follows:

(a) Agri-Energy and Gevo, for themselves and on behalf of their respective successors and assigns, do hereby release, acquit and forever discharge TriplePoint, and the past or present officers, directors, attorneys, affiliates, employees and agents of TriplePoint, and each of their respective successors and assigns, from any and all claims, demands, obligations, liabilities, causes of action, offsets, damages, costs or expenses, of every type, kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, including any claims that Agri-Energy, Gevo and their respective successors, counsel and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, that Agri-Energy or Gevo now has or may acquire against any one or more of them, arising out of events or transactions which occurred on or before the date hereof (each a “Released Claim” and collectively, the “Released Claims”), including without limitation, those Released Claims arising out of or connected with the transactions arising under or related to any of the Loan Documents.

(b) Each individual signing this Amendment on behalf of Agri-Energy and Gevo acknowledges that he or she has read each of the provisions of this section, and has had the opportunity to review the legal consequences of this section with an attorney. Agri-Energy and Gevo acknowledge and agree that they are aware of, familiar with, understand, and expressly waive the provisions of Section 1542 of the California Civil Code, and any other similar statute, code, law or regulation to the fullest extent it may waive such rights and benefits. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c) The provisions, waivers and releases set forth in this Section are binding upon Agri-Energy, Gevo and their respective assigns and successors in interest. The provisions, waivers and releases of this Section shall inure to the benefit of TriplePoint and its agents, employees, officers, directors, assigns and successors in interest. Agri-Energy and Gevo warrant and represent that they are the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and they have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each of Agri-Energy and Gevo shall indemnify and hold harmless TriplePoint from and against any claim, demand, damage, debt and liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer. The provisions of this section shall survive the date hereof. Nothing herein is or should be construed to be a release of claims against Agri-Energy or Gevo or a satisfaction of any indebtedness.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

AGRI-ENERGY, LLC

By:	/s/ Brett Lund
Name:	Brett Lund
Title:	Board of Governors

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	Chief Operating Officer

Agreed with respect to Sections 3(ii) and 17 only:

GEVO, INC.

By:	/s/ Brett Lund
Name:	Brett Lund
Title:	Chief Licensing Officer & General Counsel

[SIGNATURE PAGE TO 2nd AMENDMENT TO AMENDED AND RESTATED PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

REAFFIRMATION AND CONSENT OF GUARANTOR

December 11, 2013

The undersigned (the “Guarantor”) has executed and delivered that certain Plain English Continuing Guaranty dated as of September 22, 2010, as amended by that certain Reaffirmation and Consent of Guarantor and First Amendment to Plain English Continuing Guaranty dated as of September 22, 2010 (as such agreement may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Guaranty”; capitalized terms not defined herein shall have the meanings ascribed to them in the Guaranty), in favor of TriplePoint Capital LLC, a Delaware limited liability company (“TriplePoint”). The Guaranteed Obligations include, without limitation, certain Secured Obligations under that certain Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of October 20, 2011, between Agri-Energy, LLC, a Minnesota limited liability company (“Agri-Energy”), and TriplePoint, as amended by that certain First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement and Forbearance Agreement dated as of June 29, 201,2 between Agri-Energy and TriplePoint (including all annexes, exhibits and schedules thereto, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”).

Acknowledgement and Reaffirmation. Guarantor acknowledges that Guarantor has received a copy of that certain Second Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement dated as of the date hereof, by and among Agri-Energy and TriplePoint (the “Amendment”). Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and confirms that, pursuant to the Guaranty, the Guarantor continues to guaranty payment and performance of the Guaranteed Obligations. Guarantor hereby confirms that the Guaranty executed by such Guarantor remains in full force and effect, enforceable against Guarantor in accordance with its terms and as amended hereby, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. This Reaffirmation and Consent of Guarantor does not constitute an amendment or waiver by TriplePoint of any provision of the Guaranty, and all of the provisions of the Guaranty shall remain in full force and effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation and Consent of Guarantor to be executed and delivered as of the date first above written.

GEVO, INC.

By:	/s/ Brett Lund
Name: Brett Lund
Title: Chief Licensing Officer & General Counsel

ACKNOWLEDGED AND AGREED

TO BY:

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name: Sajal Srivastava
Title: Chief Operating Officer